SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)    December 30, 1998

                        ENEX  RESOURCES  CORPORATION
            (Exact name of registrant as specified in its charter)

           Delaware                 0-9378               93-0747806
 (State or other jurisdiction    (Commission           (IRS Employer
     of incorporation)           File Number)        Identification No.)

            1221 Lamar Street, Suite 1020, Houston, Texas 77010
                 (Address of principal executive offices)

Registrant's telephone number, including area code     (713) 759-6808


                                     N/A
          (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

     On December 30, 1998, Middle Bay Oil Company, Inc., parent of Enex Resources Corporation ("Enex" or the "Registrant"), successfully completed the acquisition of substantially all the assets of Enex Consolidated Partners, L.P., a publicly-held oil and gas limited partnership (the
 "Partnership") for which Enex served as general partner.

     The transaction, which is valued at $11.5 million, involved the issuance of approximately 2,187,000 shares of Middle Bay's Series C Convertible Preferred stock in exchange for the outstanding limited partnership interests of the Partnership, the transfer of the Partner-ship's assets and liabilities to Middle Bay, and the dissolution of the Partnership. Registrant owned 56.24% of the total outstanding limited partnership units, for which it received approximately 1,293,522 shares of Middle Bay Series C Preferred stock.

     Middle Bay Series C Preferred stock will pay cumulative cash divi-dends at the rate of 10% per annum, has a $5.00 per share liquidation preference, and each Series C Preferred share is convertible into one share of Middle Bay common stock. Application has been made to list the Series C Preferred shares on the NASDAQ Stock Market.

     Total proved reserves of the Partnership were approximately 8,958 MMCF of natural gas and 797 thousand barrels of oil with a PV 10% value of $14.1 million as of October 1, 1998, based upon an independent engineering reserve report. On an equivalent barrel basis, the reserves are 65% gas with 82% classified as proved developed producing. The Partnership's properties are located primarily in Texas. The transaction has an effective date of October 1, 1998. In addition, the Partnership had approximately $1.1 million in working capital. The net proved reserves of Middle Bay increased by approximately 10% with the acquisition of the Partnership's properties.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION,
         AND EXHIBITS

     (A) and (B)

     Audited and interim unaudited financial statements of the Partnership are incorporated by reference to the prospectus of Middle Bay dated November 27, 1998 as filed with the Securities and Exchange Commission on December 2, 1998 pursuant to Rule 424(b) under the Securities Act of 1933. The pro forma financial information of Enex relative to the acquisition described herein will be furnished by amendment under cover of Form 8 within 60 days of the date of this report. It is impractical to furnish this information with this report.

     (C)     Exhibits

     2.1  -  The Exchange Offer and Proposal dated November 25, 1998*
     4.1 - Articles of Amendment to Articles of Incorporation designating preferences and rights of Series C Preferred stock**
    23.1  -  Consent of Schultz, Watkins & Company, independent accountants**
    23.2  -  Consent of Deloitte & Touche, LLP, independent accountants**
    99.1  -  Press Release issued December 30, 1998

* Incorporated by reference to exhibits to the prospectus of Middle Bay dated November 27, 1998 as filed with the Securities and Exchange Commission on December 2, 1998 pursuant to Rule 424(b) under the Securities Act of 1933
**Incorporated by reference to exhibits to Registrant's Registration
  Statement on Form S-4 effective November 27, 1998, Commission File No.
  333-60447

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

     Dated:  January 14, 1999

                                 ENEX RESOURCES CORPORATION


                                 By:     /s/  Frank C. Turner, II
                                    --------------------------------
                                               Signature

                                             Vice President
                                    --------------------------------
                                                 Title

                                           Frank C. Turner, II
                                    --------------------------------
                                                  Name